                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Main Street Bankshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     FILED BY: Main Street BankShares, Inc.

                     ACQUIRING COMPANY: Yadkin Valley Bank and Trust Company

                     DATE: JANUARY 23, 2002

        PURSUANT TO RULE 14A-12 UNDER THE SECURITIES EXCHANGE ACT OF 1934

         THE FOLLOWING IS A JOINT PRESS RELEASE ISSUED BY YADKIN VALLEY BANK AND TRUST COMPANY, ELKIN, NORTH CAROLINA (NASDAQ: YAVY) AND MAIN STREET BANKSHARES, INC., STATESVILLE, NORTH CAROLINA (OTC BULLETIN BOARD: MSBS) ON JANUARY 23, 2002


                                  NEWS RELEASE

DATE:    Wednesday, January 23, 2002

CONTACT: James N. Smoak                             William A. Long
         President and Chief Executive Officer      President and Chief
                                                       Executive Officer
         Yadkin Valley Bank and Trust Company       Main Street BankShares, Inc.
         (336) 526-6300                             (704) 871-1100

RELEASE DATE: For Immediate Release

              YADKIN VALLEY BANK AND TRUST COMPANY AND MAIN STREET
                        BANKSHARES, INC. AGREE TO MERGE

         ELKIN and STATESVILLE, N.C., January 23 -- James N. Smoak, President and CEO of Yadkin Valley Bank and Trust Company and William A. Long, President and CEO of Main Street BankShares, Inc., today announced that the two institutions have reached a tentative agreement whereby Yadkin Valley will acquire Main Street and its wholly owned subsidiary Piedmont Bank. After the merger, Piedmont Bank will continue to operate as Piedmont Bank, a division of Yadkin Valley Bank and Trust Company. Mr. Long will assume responsibilities as President and CEO of the combined institution allowing Mr. Smoak to fulfill his previously stated intention to retire from active management of Yadkin Valley. Mr. Smoak will remain a board member of the combined institution.

Main Street shareholders will have the option to elect either 1.68 shares of Yadkin Valley or $18.50 in cash for each Main Street share, subject to an overall allocation whereby 70% of the total consideration for Main Street will be paid in shares of Yadkin Valley and 30% will be paid in cash.

Commenting on the proposed merger Jim Smoak stated, "Piedmont Bank has been one of the most successful banks started in North Carolina in the last several years and has an operating philosophy and dedication to delivering customer service and shareholder value, which mirrors our philosophy at Yadkin Valley. I feel confident that Bill Long has the skills and ability to lead the combined institution and further build on the impressive track record established by both companies."

Bill Long, President and CEO of Main Street, said "We are very enthusiastic about the prospects for our combined institution. I look forward to serving our combined markets, customers and shareholders. Yadkin Valley has long been known as one of the finest community banks in North Carolina and the country. I take it as a great honor and challenge that I will have the opportunity to serve our combined institutions and attempt to build on the impressive track record of the Yadkin Valley team."

Yadkin Valley Bank and Trust Company, Elkin, North Carolina, had $369 million in assets on December 31, 2001 and operates eight offices in Ashe, Surry, Wilkes and Yadkin counties

Piedmont Bank, a wholly owned subsidiary of Main Street BankShares, Inc. had total assets of $237 million as of December 31, 2001 and operates six offices in Iredell and Mecklenberg counties.

The transaction is subject to negotiation of a definitive agreement, approval of the shareholders of both Main Street and Yadkin Valley, customary Federal and State regulatory authorities and other normal conditions for transactions of this type.

This document contains Forward-Looking Statements that are subject to risks and uncertainties. These Forward-Looking Statements include information about possible or assumed future results of our operations. When we use any of the words "believes", "expects", "anticipates" or similar expressions, we are making Forward-Looking Statements. Many possible events or factors could effect the future financial results and performance of the combined company. This could cause results or performance to differ materially form those expressed in our Forward-Looking Statements. You should consider these risks. These possible events or factors include the following: the merger may not be consummated; the banks may not be able to effectively merge the operations so as to achieve economies of scale; and our customer base may not remain loyal as a result of the merger.

SOURCE: Yadkin Valley Bank and Trust Company and Main Street BankShares, Inc.

             ------------------------------------------------------

         This press release does not constitute an offer of any securities for sale.

         The proposed transaction will be submitted to the stockholders of Yadkin Valley Bank and Trust Company ("Yadkin Valley") and Main Street BankShares, Inc., ("Main Street") for their consideration. Yadkin Valley will file a proxy statement and offering circular (which will be combined with Main Street's proxy statement) and other related documents with the Federal Deposit Insurance Corporation ("FDIC"), and Main Street will file its proxy statement (which will be combined with Yadkin Valley's proxy statement and offering circular) and other related documents with the Securities and Exchange Commission ("SEC") concerning the proposed transaction. The stockholders of both institutions are urged to read the joint proxy statement/offering circular, as well as any amendments or supplements to those documents and any other filings containing information about Yadkin Valley or Main Street, because they will contain important information. When they are filed, shareholders will be able to obtain a free copy of the joint proxy statement/offering circular as filed by Main Street, as well as other filings containing information about Yadkin Valley or Main Street, at the SEC's Internet site at http://www.sec.gov. When filed, you will be able to obtain a copy of the joint proxy statement/offering circular as filed by Yadkin Valley, as well as other filings containing information about Yadkin Valley or Main Street, by contacting the FDIC at its Registration, Disclosure and Securities Operations Unit, 550 17th Street, N.W., Room F-6043, Washington, D.C., telephone (202) 898-8913. Copies of the joint proxy statement/offering circular and any SEC filings that will be incorporated by reference in the joint proxy statement/offering circular, also can be obtained, without charge, by directing a request to the President, Yadkin Valley Bank and Trust Company, 209 North Bridge Street, Elkin, N.C. 28621, telephone (336 526-6300), or to the President, Main Street BankShares, Inc., 325 East Front Street, Statesville, North Carolina 28677, telephone (704 871-1100).

         Yadkin Valley and Main Street, and their respective directors and executive officers may be deemed to be "participants" in the solicitation of proxies from the stockholders of Yadkin Valley and Main Street in connection with the proposed merger. Information about the directors and executive officers of Yadkin Valley and their ownership of its common stock is set forth in the proxy statement for Yadkin Valley's 2001 annual meeting of stockholders, as filed with the FDIC. Information about the directors and executive officers of Main Street and their ownership of its common stock is set forth in the proxy statement, dated November 1, 2001, for the special meeting of stockholders of its predecessor, Piedmont Bank, to consider formation of Main Street, the holding company for Piedmont Bank, as filed with the FDIC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.